Exhibit 8.1
Subsidiaries of Adecoagro S.A.

Majority Owned Subsidiaries:

Name     Place of Incorporation
1     Adecoagro GP S.à r.l.     Luxembourg
2     Adecoagro LP S.C.S     Luxembourg
3     Kadesh Hispania S.L.U.     Spain
4     Leterton España S.L.U.     Spain
5     Global Calidon S.L.    Spain
6    Global Acamante S.L.    Spain
7     Global Mirabilis S.L.    Spain
8     Global Carelio S.L.    Spain
9     Global Asterion S.L.U.     Spain
10     Global Pindaro S.L.U.     Spain
11    Global Acasto S.L.U.     Spain
12    Global Pileo S.L.U.     Spain
13    Global Anceo S.L.    Spain
14    Global Laertes S.L.U.     Spain
15    Peak Texas S.L.U.     Spain
16    Global Hisingen S.L.    Spain
17    Global Neimoidia S.L.U.    Spain
18    Adeco Agropecuaria S.A.     Argentina
19    Pilagá S.A.     Argentina
20    Cavok S.A.     Argentina
21    Establecimientos El Orden S.A.     Argentina
22    Agro Invest S.A.     Argentina
23    Forsalta S.A.     Argentina
24    Bañado del Salado S.A.     Argentina
25    Dinaluca S.A.     Argentina
26    Compañía Agroforestal de Servicios y Mandatos S.A.     Argentina
27    Girasoles del Plata S.A. (previously CHS AGRO S.A.)    Argentina
28    Maní del Plata S.A.    Argentina
29    L3N S.A.    Argentina
30    Energia Agro S.A.U.    Argentina
31    Molinos Libres S.A.U.    Argentina
32    Ladelux S.A.     Uruguay
33    Kelizer S.A.     Uruguay
34    Adecoagro Uruguay S.A. (previously Agroglobal S.A. )    Uruguay
35    Arroz del Plata S.A. (previously Viterra Uruguay S.A.)    Uruguay
36    Paso Dragón S.A.    Uruguay
37 Adecoagro Brasil Participações S.A.                 Brazil
38    Adeco Agropecuária Brasil Ltda.     Brazil
39    Usina Monte Alegre Ltda.     Brazil
40    Adecoagro Vale do Ivinhema S.A.     Brazil
41    Adecoagro Agr. e Participações Ltda.    Brazil
42    Adecoagro Energia Ltda.    Brazil
43    Monte Alegre Combustiveis Ltda.    Brazil
44    Angélica Energia Ltda.    Brazil
45    Ivinhema Energia Ltda.    Brazil
46    Methanum Engenharia Ambiental Ltda.    Brasil
47    Adecoagro GD Ltda.    Brasil
48    Adecoagro Chile S.p.A.    Chile

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